                                                                    EXHIBIT 99.2

                                                                         Page
                                                                         ----
Pro Forma Financial Statements (Unaudited)
Pro Forma Combined Condensed Balance Sheet as of June 30, 2000            51
Pro Forma Combined Condensed Statement of Income for the Six Months
   Ended June 30, 2000                                                    52
Pro Forma Combined Condensed Statement of Income for the Twelve Months
   Ended December 31, 1999                                                53
Notes to Pro Forma Financial Statements                                   54


          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On July 6, 2000, Arch Chemicals UK Holdings Limited ("Arch UK"), a newly formed, wholly-owned, indirect subsidiary of Arch Chemicals, Inc. ("Arch"), announced a formal cash offer (the "Offer") to acquire the entire issued and to be issued share capital of Hickson International PLC ("Hickson"). The offer, which was unanimously recommended by Hickson's Board of Directors, was for (Pounds)0.55 in cash for each Hickson share. On August 3, 2000, the Offer was declared unconditional as to acceptances. On August 22, 2000, Arch UK declared the offer wholly unconditional. To date, Arch UK has received and paid valid acceptances for Hickson shares totaling 175,064,729, representing approximately 99.4% of the issued share capital of Hickson. Arch UK has begun the compulsory acquisition process under UK law to acquire all remaining issued Hickson shares not tendered in the Offer.

The following unaudited pro forma combined condensed financial statements reflect the acquisition of Hickson using the purchase method of accounting and should be read in conjunction with the historical consolidated financial statements and accompanying notes of Hickson and Arch. The unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the acquisition as if it had occurred on June 30, 2000. The unaudited Combined Condensed Statements of Income for the twelve and six months ended December 31, 1999 and June 30, 2000, give effect to the acquisition as if it had occurred on January 1, 1999. In these statements, the allocation of the purchase price to the assets acquired and the liabilities assumed, based on their respective fair values, has been made on the basis of preliminary estimates. The final determination of these fair values could result in purchase accounting adjustments, which may impact Arch's results of operations and financial position.

The unaudited pro forma financial information has been adjusted to reflect the anticipated disposition of Hickson's organics division and the classification of such assets as held for sale, pursuant to Arch's intention to complete a sale within one year.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual results may differ from the pro forma results. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of Arch.

Cautionary Statement Concerning Forward-Looking Statements

This pro forma financial information contains forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "estimates," "hopes," or similar expressions are intended to identify such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the ability of Arch to combine operations and obtain revenue enhancements and cost savings; the ability of Arch to sell the organics division; general economic and business and market conditions, lack of moderate growth in the U.S. economy or even a slight recession in 2000; the continued recovery of economic conditions in Asia; customer acceptance of new products, efficacy of new technology, changes in U.S. laws and regulations, increased competitive and/or customer pressure; the Company's ability to maintain chemical price increases; higher-than-expected raw material costs for certain chemical product lines; increased foreign competition in the calcium hypochlorite markets; continued improvement in the semiconductor industry; unfavorable court, arbitration or jury decisions, the supply/demand balance for the Company's products, including the impact of excess industry capacity; failure to achieve targeted cost reduction programs; unsuccessful entry into new markets for electronic chemicals; capital expenditures in excess of those scheduled; environmental costs in excess of those projected; and the occurrence of unexpected manufacturing interruptions/outages at the customer's or company plants.

                        Pro Forma Financial Statements

                             Arch Chemicals, Inc.
                  Pro Forma Combined Condensed Balance Sheet
                                 June 30, 2000
                                  (Unaudited)
                    (In millions, except per share amounts)

                                                           Historical    Historical      Pro Forma       Pro Forma       Pro Forma
                                                              Arch      Hickson (1)   Adjustments (2)   Adjustments       Combined
                                                              ----      -----------   ---------------   -----------       --------
                         ASSETS
                         ------
Current assets:
   Cash and cash equivalents                               $    6.3       $   23.0      $      -           $    -         $    29.3
   Accounts receivable, net                                   227.4           73.2         (22.3)               -             278.3
   Inventories, net                                           131.3           46.7         (20.4)             0.4   (3a)      158.0
   Other current assets                                        26.4            4.5          (2.9)               -              28.0
   Assets held for sale                                           -            9.2         104.0            (29.0)  (2)        84.2
                                                           --------       --------       -------           ------         ---------
     Total current assets                                     391.4          156.6          58.4            (28.6)            577.8
Investments and advances - affiliated companies at equity      27.4            6.1             -                -              33.5
Property, plant and equipment, net                            324.2          129.7         (84.4)            (0.3)  (3a)      369.2
Goodwill                                                       36.1           63.6          (7.6)            39.8   (3a)      131.9
Other assets                                                   19.3            5.6             -                -              24.9
                                                           --------       --------       -------           ------         ---------

   Total assets                                            $  798.4       $  361.6       $ (33.6)          $ 10.9         $ 1,137.3
                                                           ========       ========       =======           ======         =========

          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
Current liabilities:
   Short-term borrowings                                   $   50.3       $    2.4       $     -           $    -         $    52.7
   Accounts payable                                           108.2           45.0         (11.8)               -             141.4
   Accrued liabilities                                         59.7           49.1          (2.1)            10.3   (3a)      117.0
                                                           --------       --------       -------           ------         ---------
     Total current liabilities                                218.2           96.5         (13.9)            10.3             311.1
Long-term debt                                                 75.1           73.3             -            146.2   (3c)      294.6
Other liabilities                                              41.9           31.4         (19.7)            14.8   (3a)       68.4
Commitments and contingencies
Shareholders' equity:
   Common stock                                                22.1           66.8             -            (66.8)  (3b)       22.1
   Additional paid-in capital                                 423.3           37.2             -            (37.2)  (3b)      423.3
   Retained earnings                                           47.9           57.1             -            (57.1)  (3b)       47.9
   Accumulated other comprehensive loss                       (30.1)          (0.7)            -              0.7   (3b)      (30.1)
                                                           --------       --------       -------           ------         ---------
      Total shareholders' equity                              463.2          160.4             -           (160.4)            463.2
                                                           --------       --------       -------           ------         ---------
    Total liabilities and shareholders' equity             $  798.4       $  361.6       $ (33.6)          $ 10.9         $ 1,137.3
                                                           ========       ========       =======           ======         =========


   See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                             Arch Chemicals, Inc.
               Pro Forma Combined Condensed Statement of Income
                    For the Six Months ended June 30, 2000
                                  (Unaudited)
                    (In millions, except per share amounts)

                                                         Historical       Historical     Pro Forma        Pro Forma       Pro Forma
                                                            Arch         Hickson (1)   Adjustments (2)   Adjustments       Combined
                                                            ----         -----------   ---------------   -----------       --------
Sales                                                       $ 493.9         $ 151.5         $ (38.5)       $     -          $ 606.9
Operating expenses:
   Cost of goods sold                                         352.2           117.7           (41.3)           1.8    (3e)
                                                                                                              (1.7)   (3e)    428.7
   Selling and administration                                  82.2            29.0            (4.4)             -            106.8
   Research and development                                     7.7             3.8            (1.2)             -             10.3
                                                            -------         -------         -------        -------          -------
                                                               51.8             1.0             8.4           (0.1)            61.1
                                                            -------         -------         -------        -------          -------
Equity in earnings of affiliated companies                      3.6             1.2               -              -              4.8
Interest expense                                                5.6             2.8               -            5.4    (3d)
                                                                                                              (2.0)   (3d)     11.8
Interest income                                                 0.2             1.1            (0.2)             -              1.1
                                                            -------         -------         -------        -------          -------
Income before income taxes                                     50.0             0.5             8.2           (3.5)            55.2
Income tax provision (benefit)                                 17.0             3.1             0.1           (1.1)   (3f)     19.1
                                                            -------         -------         -------        -------          -------
   Net income                                               $  33.0         $  (2.6)        $   8.1        $  (2.4)         $  36.1
                                                            =======         =======         =======        =======          =======

Net income per common share:
   Basic                                                    $  1.48                                                         $  1.62
                                                            =======                                                         =======
   Diluted                                                  $  1.48                                                         $  1.61
                                                            =======                                                         =======

Weighted average common shares outstanding:
   Basic                                                       22.3                                                            22.3
                                                            =======                                                         =======
   Diluted                                                     22.4                                                            22.4
                                                            =======                                                         =======


   See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                             Arch Chemicals, Inc.
               Pro Forma Combined Condensed Statement of Income
                 For the Twelve Months ended December 31, 1999
                                  (Unaudited)
                    (In millions, except per share amounts)

                                                        Historical    Historical     Pro Forma        Pro Forma        Pro Forma
                                                           Arch      Hickson (1)   Adjustments (2)   Adjustments        Combined
                                                           ----      -----------   ---------------   -----------        --------
Sales                                                    $  879.8      $ 325.4        $ (105.0)       $      -         $ 1,100.2
Operating expenses:
   Cost of goods sold                                       637.7        283.6          (136.8)            3.5    (3e)
                                                                                                          (3.2)   (3e)     784.8
   Selling and administration                               163.8         66.4           (13.5)              -             216.7
   Research and development                                  17.7          7.4            (2.2)              -              22.9
                                                         --------      -------        --------        --------         ---------
                                                             60.6        (32.0)           47.5            (0.3)             75.8
                                                         --------      -------        --------        --------         ---------
Equity in earnings of affiliated companies                    5.8          1.4               -               -               7.2
Interest expense                                              5.7          4.5               -            10.7    (3d)
                                                                                                          (4.0)   (3d)      16.9
Interest income                                               0.8          0.6            (0.2)              -               1.2
                                                         --------      -------        --------        --------         ---------
Income before income taxes                                   61.5        (34.5)           47.3            (7.0)             69.4
Income tax provision                                         20.8          9.7               -            (7.3)   (3f)      23.2
                                                         --------      -------        --------        --------         ---------
   Income from continuing operations                     $   40.7      $ (44.2)       $   47.3        $    0.3         $    44.1
                                                         ========      =======        ========        ========         ==========

Income from continuing operations per common share:
   Basic                                                 $   1.77                                                      $    1.92
                                                         ========                                                      =========
   Diluted                                               $   1.76                                                      $    1.91
                                                         ========                                                      =========

Weighted average common shares outstanding:
   Basic                                                     23.0                                                           23.0
                                                         ========                                                      =========
   Diluted                                                   23.1                                                           23.1
                                                         ========                                                      =========


   See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

     Notes to Unaudited Pro Forma Combined Condensed Financial Statements


Note 1 - Reclassifications

Reclassifications have been made to the historical financial statements of Hickson to conform with accounting principles generally accepted in the United States as well as the presentation expected to be used by the combined company.

Note 2 - Divestiture of Organics Division

These pro forma adjustments reflect Arch's previously announced intention to divest Hickson's organics division within twelve months of the acquisition of such business. The net assets of these businesses have been classified as "Assets held for sale." The valuation includes an estimate of net cash flows during the holding period, including estimated net sales proceeds, and an allocation of interest expense during the holding period. Arch expects a transaction to be completed no later than the end of the third quarter 2001. As such, all amounts related to the income statement have been adjusted to eliminate their impact on the condensed statements.

Note 3 - Pro Forma Adjustments

a) Reflects the preliminary allocation of the excess of the acquisition cost over the fair value of the assets and liabilities acquired under the purchase method of accounting for the acquisition of Hickson. The estimate of fair values is preliminary, and is subject to change upon the final results of an appraisal of the fair value of the assets and liabilities of Hickson, as well as the identification of certain intangible assets. Accruals include estimates of acquisition-related expenses to be incurred by Arch and Hickson in connection with the transaction.

b)   Reflects the elimination of the equity accounts of Hickson.

c) Reflects the third-party borrowings to finance the purchase price of Hickson's outstanding shares and share equivalents (approximately 178.1 million shares at $0.82).

d) Reflects the interest expense related to borrowings of $145.9 million for the purchase of shares and the assumed debt of Hickson ($68.9 million at June 30, 2000), required to be repaid, at an estimated effective interest rate, inclusive of fees, of 8.25%. In addition, this adjustment includes the incremental effect of higher interest rates on Arch's existing debt due to the new leverage ratio as a result of the Hickson acquisition. Arch's revolving credit facilities contain a leverage-based financing grid, which increases the cost of borrowings as leverage increases. This amount excludes interest expense associated with carrying the organics division for sale, which is reflected as a charge to assets held for sale.

e) Reflects the amortization of goodwill over an estimated life of 30 years, and the elimination of amounts already reflected in the historical financial statements of Hickson.

f) Pro forma adjustments have been made for the estimated tax effects of the adjustments discussed above.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements -
(continued)


Note 4 - Exchange Rates

The following exchange rates have been used to translate the historical Financial statements of Hickson from UK pounds to US dollars:


     June 30, 2000                            1.52
     Six months ended June 30, 2000           1.55
     Twelve months ended December 31, 1999    1.62


Note 5 - Intercompany Items

There are no significant intercompany transactions between Arch and Hickson.